As filed with the Securities and Exchange Commission on December 15, 2009
Registration No. 333-_____

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTUIT INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of Incorporation or organization)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue
Mountain View, California 94043
(Address of Principal Executive Offices including Zip Code)
Intuit Inc. 2005 Equity Incentive Plan
Intuit Inc. Employee Stock Purchase Plan
(Full title of the Plan)

Laura A. Fennell, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name and Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of registration
to be registered	Registered	Offering price per share	aggregate offering price	fee
Common Stock, $0.01 par value	12,000,000 shares(1)	$29.275 (2)	$351,300,000 (2)	$19,602.54

(1)	Represents 9,000,000 additional shares of common stock, par value $0.01 per share, available for issuance under the Intuit Inc. 2005 Equity Incentive Plan and 3,000,000 additional shares of common stock, par value $0.01 per share, available for issuance under the Intuit Inc. Employee Stock Purchase Plan, both as amended by the Registrant’s stockholders on December 15, 2009. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of the Registrant’s common stock as reported on The Nasdaq Global Select Market on December 8, 2009, which was $29.275.

EXPLANATORY NOTE
          This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Intuit Inc., a Delaware corporation (the “Company” or “Registrant”) relating to the registration of (i) 9,000,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable to eligible persons under the Intuit Inc. 2005 Equity Incentive Plan, as amended (the “Incentive Plan”) and (ii) 3,000,000 additional shares of its Common Stock issuable to eligible persons under the Intuit Inc. Employee Stock Purchase Plan, as amended (the “ESPP”). The Registrant previously filed the following registration statements (collectively, the “Prior Registration Statements”) relating to shares of the Company’s Common Stock issuable under (i) the Incentive Plan: Commission File No. 333-121170 filed on December 10, 2004, Commission File No. 333-130453, filed on December 19, 2005, Commission File No. 333-139452 filed on December 18, 2006, Commission File No. 333-148112 filed on December 17, 2007, and Commission File No. 333-156205 filed on December 17, 2008; and (ii) the ESPP: Commission File No. 333-112140 filed on January 23, 2004 and Commission File No. 333-139452 filed on December 18, 2006. The Prior Registration Statements are currently effective and the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. PLAN INFORMATION
          Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
          Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
          The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2009;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above, except for any document or current report furnished under Items 2.02 or 7.01 of Form 8-K; and

(c)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on February 4, 1993 pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.
     All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES
          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
          Laura A. Fennell, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company, will pass upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. As of November 30, 2009, Ms. Fennell held 15,623 shares of the Company’s common stock, options to purchase 365,000 shares of Common Stock (of which 274,441 shares are exercisable within the next 60 days), and 69,277 restricted stock units (4,161 of which are vested or will vest in the next 60 days).
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent of the law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Bylaws provide that:
•	the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, its subsidiaries) at the request of the Registrant, to the fullest extent permitted by Delaware law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);

•	the rights conferred in the Registrant’s Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and

•	the Registrant may not retroactively amend the Registrant’s Bylaw provisions in a way that is adverse to such directors, officers.
          The Registrant’s policy is to enter into indemnity agreements with each of its and its subsidiaries’ directors and officers. The agreements provide that the Registrant will indemnify its directors and officers under Section 145 of the Delaware General Corporation Law and the Registrant’s Bylaws. In addition, the indemnity agreements provide that the Registrant will advance expenses (including attorney’s fees) and settlement amounts actually and reasonably incurred by the directors and officers in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Registrant’s Board of Directors or brought to enforce a right to indemnification under the indemnity agreement, the Registrant’s Bylaws, charter documents of the Registrant or any of its subsidiaries or any statute or law. Under the indemnity agreements, the Registrant is not obligated to indemnify the indemnified party:
•	for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous;

•	for any amounts paid in settlement of a proceeding unless the Registrant consents in advance in writing to such settlement;

•	with respect to any proceeding brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous;

•	on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Exchange Act and related laws;

•	on account of the indemnified party’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; or

•	if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
          The indemnification provision in the Registrant’s Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).
          The indemnity agreements with the Registrant’s officers and directors require the Registrant to maintain director and officer liability insurance to the extent reasonably available. The Registrant currently maintains a director and officer liability insurance policy.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
          Not applicable.
ITEM 8. EXHIBITS
          Unless otherwise indicated below as being incorporated by reference to another filing of Intuit Inc. with the Commission, each of the following exhibits is filed herewith:

Filed
		with this	Incorporated By Reference
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed
5.01	Opinion of Counsel	X
23.01	Consent of Counsel (included in Exhibit 5.01)	X
23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	X
24.01	Power of Attorney (see pages 7 and 8)	X
99.01+	Intuit Inc. 2005 Equity Incentive Plan, as amended through December 15, 2009	X
99.02+	Intuit Inc. Employee Stock Purchase Plan, as amended through December 15, 2009	X

+	Indicates a management contract or compensatory plan or arrangement
ITEM 9. UNDERTAKINGS
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 15, 2009.

INTUIT INC.
By:	/s/ R. Neil Williams
R. Neil Williams
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     By signing this Form S-8 below, I hereby appoint each of Brad D. Smith and R. Neil Williams as my true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ BRAD D. SMITH Brad D. Smith	Chief Executive Officer, President and Director	December 15, 2009

Principal Financial Officer

/s/ R. NEIL WILLIAMS R. Neil Williams	Senior Vice President and Chief Financial Officer	December 15, 2009

Principal Accounting Officer:

/s/ JEFFREY P. HANK Jeffrey P. Hank	Vice President, Corporate Controller	December 15, 2009

Additional Directors:

/s/ DAVID H. BATCHELDER David H. Batchelder	Director	December 15, 2009

/s/ CHRISTOPHER W. BRODY Christopher W. Brody	Director	December 15, 2009

/s/ WILLIAM V. CAMPBELL William V. Campbell	Director	December 15, 2009

/s/ SCOTT D. COOK Scott D. Cook	Director	December 15, 2009

/s/ DIANE B. GREENE Diane B. Greene	Director	December 15, 2009

/s/ MICHAEL R. HALLMAN Michael R. Hallman	Director	December 15, 2009

/s/ EDWARD A. KANGAS Edward A. Kangas	Director	December 15, 2009

/s/ SUZANNE NORA JOHNSON Suzanne Nora Johnson	Director	December 15, 2009

/s/ DENNIS D. POWELL Dennis D. Powell	Director	December 15, 2009

/s/ STRATTON D. SCLAVOS Stratton D. Sclavos	Director	December 15, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.01	Opinion of Counsel
23.01	Consent of Counsel (included in Exhibit 5.01).
23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.01	Power of Attorney (see pages 7-8)
99.01+	Intuit Inc. 2005 Equity Incentive Plan, as amended through December 15, 2009
99.02+	Intuit Inc. Employee Stock Purchase Plan, as amended through December 15, 2009

+	Indicates a management contract or compensatory plan or arrangement